CERTIFICATE OF TRUST
                                      OF
                      BERKSHIRE CAPITAL INVESTMENT TRUST


          This Certificate of Trust is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3801 et. seq.) and sets forth the following:

1. The name of the business trust is BERKSHIRE CAPITAL INVESTMENT TRUST.

2. BERKSHIRE CAPITAL INVESTMENT TRUST will become within 180 days following the first issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1 et seq.), and shall have and maintain the following registered office and registered agent for service of process:

                         The Corporation Trust Company
                              1209 Orange Street
                             Wilmington, DE 19801

3. The following persons shall serve as all of the trustees of BERKSHIRE CAPITAL INVESTMENT TRUST:

     Malcolm R. Fobes III    475 Milan Drive, # 103, San Jose, CA 95134
     Ronald G. Seger         715 Glenborough Drive, Mountain View, CA 94040

We the undersigned, in order to form a business trust under the laws of the State of Delaware, hereby make and file this Certificate of Trust.


                         /s/ Malcolm R. Fobes III
                         _________________________________
                         Malcolm R. Fobes III, Trustee


                         /s/ Ronald G. Seger
                         _________________________________
                         Ronald G. Seger, Trustee




















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